SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
--------------------------------------------------------------------------------

                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): November 13, 2001



                         Commission file number 1-12215


                         Quest Diagnostics Incorporated
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                  (201)393-5000


                                    Delaware
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)


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Item 9. Regulation FD Disclosure.

Kenneth W. Freeman, Chairman and Chief Executive Officer of Quest Diagnostics Incorporated (the "Company"), is scheduled to speak at the Credit Suisse First Boston Thirteenth Annual Health Care Conference on November 14, 2001 at the Arizona Biltmore Resort and Spa in Phoenix, Arizona. To comply with the Securities and Exchange Commission's Regulation FD, the Company is filing this report to update all investors on its outlook.

Mr. Freeman will report the following: "Our outlook remains unchanged from the guidance we provided during our Third Quarter 2001 financial conference call on October 19, 2001. We remain comfortable with the consensus of analyst expectations for fourth quarter earnings of $0.48 per diluted share, as reported by First Call. We continue to expect full year earnings per diluted share before special items to grow more than 65%. In 2002, we continue to expect to deliver earnings per share growth in excess of 30%. This increase is before the additional $0.35 per diluted share we expect to realize from the change in goodwill accounting that becomes effective on January 1, 2002. We continue to remain highly confident in our ability to deliver sustainable outstanding performance for our shareholders."

The statements in this report which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. Certain of these risks and uncertainties are listed in the Quest Diagnostics Incorporated 2000 Form 10-K and subsequent filings.

Exhibit No.

99.1 Press Release regarding certain comments by registrant on November 14, 2001



                                    Signature


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            November 14, 2001

                                            QUEST DIAGNOSTICS INCORPORATED



                                            By:  /s/  Robert A. Hagemann
                                               ---------------------------------
                                                 Robert A. Hagemann
                                                 Corporate Vice President and
                                                 Chief Financial Officer



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